EMPOWERING patent OWNERS, REWARDING INVENTION Acacia Research Completes Board Reconstitution, Appointing Isaac T. Kohlberg and Luis Rinaldini to Board of Directors Newly Reconstituted Board, With Exemplary Credentials and Deep IP Experience, Reflects Milestone Achievement in Improved Corporate Governance Newport Beach, Calif. - May 9, 2019 – Acacia Research Corporation (Nasdaq: ACTG) today announced it has appointed Isaac T. Kohlberg, Senior Associate Provost and Chief Technology Development Officer at Harvard University, and Luis Rinaldini, CEO of Groton Partners and former Vice Chairman and Global Head of Telecom Mergers & Acquisitions at Credit Suisse First Boston, to its Board of Directors (“Board”). These appointments complete the rebuilding of Acacia’s Board and bring its membership to six directors. C. Allen Bradley, Jr., who joined the Board in 2018, is resigning from the Board having successfully led the reconstitution and strengthening of Acacia’s Board. Newly elected Chairman Maureen O’Connell said, “With a full Board now in place, we expect to quickly build out the management team.” Acacia Director Clifford Press said, “With Isaac and Luis’ additions the Acacia Board of Directors now has an exemplary range of experience and expertise in IP-related disciplines, including developing royalty agreements and other commercialization structures.” “Isaac Kohlberg’s distinguished career, including serving as Chief Technology Development Officer at Harvard University, and deep experience in the patent space make him a superb addition to the Board,” said Acacia Director Al Tobia. “Isaac has been at the cutting edge of the intellectual property world for many years and he has consistently devoted his efforts to ensuring that new inventions result in broad societal benefits. We look forward to drawing on his expertise, especially his focus on creating mutually beneficial royalty agreements, as we work to develop new models for investing in IP as an asset class.” “I look forward to partnering with Acacia on developing its approach to investing in and commercializing IP assets,” said Kohlberg. “Through my work at Harvard and in prior roles, I have focused on finding ways to partner with companies to ensure that new inventions and discoveries have the broadest possible benefit for society as a whole.” “We are also thrilled to have Luis Rinaldini, former Vice Chairman of Credit Suisse and a long-time Senior Managing Director of Lazard’s Technology, Media and Telecom group, join Acacia’s Board,” continued Tobia. “With his impressive career and deep experience in finance, technology and healthcare, and a particular emphasis on pharmaceutical royalties, we know Luis will be a valuable addition to the Board.” “I am excited to be a part of this new chapter for Acacia as it expands its approach to investing in and commercializing IP assets,” said Rinaldini. “Through my work at Groton Partners and in prior roles, I have focused on acquisitions, divestitures, joint ventures and financing of companies that depend heavily on innovation and intellectual property.” Clifford Press continued, “Allen Bradley stepped into his Board role under exigent circumstances and provided a steadying hand for Acacia. With his help, we have recruited a new, highly experienced and deeply relevant Board with exceptionally qualified, independent individuals. On behalf of the Board I’d like to thank Allen for his invaluable role in this urgent and critically important effort, and thank him for his wise guidance and insight throughout.” Isaac T. Kohlberg Biography Mr. Kohlberg has had a distinguished career protecting and commercializing IP for leading universities and research institutions. He currently is a Senior Associate Provost and Chief Technology Development Officer at Harvard University, where he responsible for the strategic management and commercial development of all technologies and intellectual property (IP) arising from Harvard’s research enterprise. Mr. Kohlberg’s role at Harvard University includes industry liaising and outreach, IP management, business development, technology commercialization and the formation of startup companies and new ventures around Harvard technology platforms. In tandem, he is also responsible for generating, structuring, and negotiating research alliances and collaborations with industry and generating industry- sponsored research funding for Harvard faculty. Prior to joining Harvard in 2005, Isaac Kohlberg was the CEO of Tel Aviv University’s Economic Corporation and head of Ramot, its technology transfer organization. Prior to his role at Ramot, Mr. Kohlberg held various roles at New York University (NYU), including Vice Provost, Vice President for Industrial Liaison (NYU’s technology transfer program) and headed the Office of Science and Technology Administration at NYU School of Medicine. During his time at NYU, the institution entered into a major licensing agreement to develop Remicade, a humanized monoclonal antibody used in the treatment of Crohn's Disease and other autoimmune diseases, which led to one of the largest royalty revenue streams generated by any university worldwide. Before NYU, Mr. Kohlberg was the CEO of YEDA, the commercial arm of the Weizmann Institute of Science in Israel. While at YEDA, Kohlberg negotiated and concluded major royalty-bearing license agreements. Mr. Kohlberg has served as a Director at Anchiano Therapeutics Ltd (TLV: ANCN, NASDAQ: ANCN), a pivotal-stage biopharmaceutical company, since 2017 and as a Director at Clal Biotechnology Industries Ltd. (TLV: CBI), a life sciences investment company, since 2015. Mr. Kohlberg received his M.B.A. from INSEAD and LL.B. from Tel Aviv University. Luis Rinaldini Biography Luis E. Rinaldini has been CEO of Groton Partners since he founded the firm in 2003. At Groton Partners, Mr. Rinaldini has advised Royalty Pharma in over $1.5 billion of recapitalization transactions and numerous royalty acquisitions. From 2001 to 2002, he was Vice Chairman and Global Head of Telecom Mergers & Acquisitions at Credit Suisse First Boston, based in London. Mr. Rinaldini joined Credit Suisse First Boston from Lazard Frères, where he served on the Executive Committee and was the Senior Managing Director in charge of Telecom, within the Media, Technology and Telecom Group as well as the firm’s Latin American practice. ABOUT ACACIA RESEARCH CORPORATION Founded in 1993, Acacia Research Corporation (NASDAQ:ACTG) is an industry leader in patent licensing and partners with inventors and patent owners to unlock the financial value in their patented inventions. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner. Information about Acacia and its subsidiaries is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the contributions of newly appointed director, the appointment of additional directors, the ability to successfully develop licensing programs and attract new business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general, general economic conditions and the success of our investments. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and any amendments to the forgoing, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation’s financial results will vary, and may vary significantly, from quarter to quarter. This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period. Contacts Investors: Hayden IR Rob Fink, 646-415-8972 ACTG@HaydenIR.com Media: Sloane & Company Joe Germani / Kristen Duarte, 212-486-9500 jgermani@sloanepr.com / kduarte@sloanepr.com